SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549



                             FORM 8-K




                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (date of earliest event reported) November 27, 1995



                    MDU RESOURCES GROUP, INC.
      (Exact name of registrant as specified in its charter)



             Delaware                  1-3480          41-0423660
(State or other jurisdiction        (Commission    (I.R.S. Employer
 of incorporation)                   File Number)   Identification No.)




       400 North Fourth Street, Bismarck, ND         58501
     (Address of principal executive offices)     (Zip Code)




Registrant's telephone number, including area code (701) 222-7900

Item 5.  Other Events


On November 27, 1995, a suit was filed in District Court (the "Court"), County of Burleigh, State of North Dakota by Minnkota Power Cooperative, Inc., Otter Tail Power Company, Northwestern Public Service Company, and Northern Municipal Power Agency (the "Co-owners"), the owners of an aggregate interest of 75 percent of the Coyote electrical generating station (the "Coyote Station"), against the Company (an owner of a 25 percent interest in the Coyote Station) and Knife River Coal Mining Company ("Knife River"), the Company's indirectly wholly-owned mining and construction materials subsidiary. In its complaint, the Co-owners have alleged a breach of contract against Knife River of the long-term coal supply agreement (the "Agreement") between the owners of the Coyote Station and Knife River. The Co-owners have requested a determination by the Court of the pricing mechanism to be applied to the Agreement and have further requested damages during the term of such alleged breach on the difference between the prices charged by Knife River and the prices as may ultimately be determined by the Court. The Co-owners are also alleging a breach of fiduciary duties by the Company as operating agent of the Coyote Station, asserting essentially that the Company was unable to cause Knife River to reduce its coal price sufficiently under such contract, and are seeking damages in an unspecified amount. The Company and Knife River believe they have meritorious defenses and intend to vigorously defend the suit.

                            SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MDU RESOURCES GROUP, INC.


DATE:  December 12, 1995           By  /s/ WARREN L. ROBINSON
                                       Warren L. Robinson
                                       Vice President, Treasurer and
                                         Chief Financial Officer